Exhibit 10.3
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NHT OPERATING PARTNERSHIP, LLC
a Delaware limited liability company
MEMBERSHIP INTERESTS ARE SUBJECT TO TRANSFER AND OTHER
RESTRICTIONS
AMENDED AND RESTATED AS OF JANUARY 8, 2019

Page
ARTICLE 2. ORGANIZATIONAL MATTERS    15
Section 2.1.    Continuation.    15
Section 2.2.    Name.    15
Section 2.3.    Registered Office and Agent; Principal Office.    15
Section 2.4.    Power of Attorney.    16
Section 2.5.    Term.    17
Section 2.6.    Admission of Members.    17
ARTICLE 3. PURPOSE    17
Section 3.1.    Purpose and Business.    17
Section 3.2.    Powers.    17
Section 3.3.    Representations and Warranties by the Parties.    17
Section 3.4.    Not Publicly Traded.    19
ARTICLE 4. CAPITAL CONTRIBUTIONS    20
Section 4.1.    Capital Contributions of the Members.    20
Section 4.2.    Issuances of Additional Membership Interests.    20
Section 4.3.    Additional Funds.    20
Section 4.4.    No Interest.    21
Section 4.5.    Preemptive Rights.    21
Section 4.6.    LTIP Units.    21
Section 4.7.    Conversion of LTIP Units.    23
Section 4.8.    Call Right.    25
ARTICLE 5. DISTRIBUTIONS    25
Section 5.1.    Requirement and Characterization of Distributions.    25
Section 5.2.    Amounts Withheld.    26
Section 5.3.    Distributions Upon Liquidation.    26
Section 5.4.    Restricted Distributions.    26
ARTICLE 6. ALLOCATIONS    26
Section 6.1.    Allocations For Capital Account Purposes    26
ARTICLE 7. MANAGEMENT AND OPERATIONS OF BUSINESS    27
Section 7.1.    Management.    27
Section 7.2.    Removal; Resignation.    30

(continued)
Page
Section 7.3.    Certificate of Formation.    31
Section 7.4.    Restrictions on Manager Authority.    31
Section 7.5.    Reimbursement of the Manager and NHT.    31
Section 7.6.    Outside Activities of the Manager.    32
Section 7.7.    Contracts with Affiliates.    32
Section 7.8.    Indemnification.    32
Section 7.9.    Liability of the Manager and its Affiliates.    34
Section 7.10.    R    35
Section 7.11.    SIFT Trust.    35
Section 7.12.    Other Matters Concerning the Manager.    35
Section 7.13.    Title to Company Assets.    36
Section 7.14.    Reliance by Third Parties.    36
ARTICLE 8. RIGHTS AND OBLIGATIONS OF MEMBERS    37
Section 8.1.    Limitation of Liability.    37
Section 8.2.    Management of Business.    37
Section 8.3.    Outside Activities of Members.    37
Section 8.4.    Return of Capital.    37
Section 8.5.    Rights of Members Relating to the Company.    38
Section 8.6.    Redemption Right.    39
Section 8.7.    Compulsory Acquisition.    40
ARTICLE 9. BOOKS, RECORDS, ACCOUNTING AND REPORTS    41
Section 9.1.    Records and Accounting.    41
Section 9.2.    Fiscal Year.    41
Section 9.3.    Reports.    41
ARTICLE 10. TAX MATTERS    42
Section 10.1.    Preparation of Tax Returns.    42
Section 10.2.    Tax    42
Section 10.3.    Partnership Representative.    43
Section 10.4.    Withholding.    44
ARTICLE 11. TRANSFERS AND WITHDRAWALS    45
Section 11.1.    Transfer.    45
Section 11.2.    Members’ Rights to Transfer.    45
Section 11.3.    Substituted Members.    47

(continued)
Page
Section 11.4.    Assignees.    48
Section 11.5.    Drag-Along Rights.    48
Section 11.6.    General Provisions.    49
ARTICLE 12. ADMISSION OF MEMBERS    50
Section 12.1.    Admission of Additional Members.    50
Section 12.2.    Amendment of Agreement and Certificate of Formation.    51
ARTICLE 13. DISSOLUTION, LIQUIDATION AND TERMINATION    51
Section 13.1.    Dissolution.    51
Section 13.2.    Winding Up.    51
Section 13.3.    Deficit Capital Account Restoration Obligation.    53
Section 13.4.    Deemed Contribution and Distribution.    53
Section 13.5.    Rights of Members.    53
Section 13.6.    Notice of Dissolution.    53
Section 13.7.    Termination of Company and Cancellation of Certificate.    54
Section 13.8.    Reasonable Time for Winding Up.    54
Section 13.9.    Waiver of Partition.    54
ARTICLE 14. AMENDMENT OF LLC AGREEMENT; MEETINGS    54
Section 14.1.    Amendment of LLC Agreement.    54
Section 14.2.    Meetings of the Members.    55
ARTICLE 15. SPE RESTRICTIONS    56
Section 15.1.    SP    56
Section 15.2.    Repayment of the Loan.    63
ARTICLE 16. GENERAL PROVISIONS    63
Section 16.1.    Addresses and Notice.    63
Section 16.2.    Titles and Captions.    63
Section 16.3.    Pronouns and Plurals.    63
Section 16.4.    Further Action.    63
Section 16.5.    Binding    63
Section 16.6.    Creditors.    64
Section 16.7.    Waiver.    64
Section 16.8.    Counterparts.    64
Section 16.9.    Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.    64
Section 16.10.    Invalidity of Provisions.    65

(continued)
Page
Section 16.12.    Legal Counsel Relationships.    65

Exhibit A – Members’ Contributions and Membership Interests             A-1
Exhibit B – Capital Account Maintenance    B-1
Exhibit C – Special Allocation Rules; Other Tax Matters    C-1
Exhibit D – Notice of Redemption    D-1
Exhibit E – Constructive Ownership Definition    E-1
Exhibit F – Schedule of Member’s Ownership with Respect to Tenants    F-1
Exhibit G – Notice of Election by Member to Convert LTIP Units into Class B Units    G-1
Exhibit H – Notice of Election by Company to Force Conversion of LTIP Units into
Class B Units    H-1

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NHT OPERATING PARTNERSHIP, LLC
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NHT OPERATING PARTNERSHIP, LLC (the “Company”), dated as of January 8, 2019, is entered into by and among the Manager, the Persons that are party hereto from time to time and whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time) and for the limited purposes set forth herein and not as Members of the Company, (1) Nexpoint Hospitality Trust (“NHT”) and (2) Jesse Blair, the sole equityholder of the initial Manager.
WHEREAS, the Company was formed on December 4, 2018 (the “Formation Date”) and an original limited liability company agreement, dated as of December 4, 2018 (“Initial Agreement”), was entered into by NHT Operating Partnership GP, LLC, as the initial member (the “Initial Member”); and
WHEREAS, the parties hereto desire to effect the following: (a) the amendment and restatement of the Initial Agreement in its entirety; (b) the admission of NHT Holdings, Blair and NREO as Members; (c) the issuance of additional Class B Units to the Initial Member; (d) the appointment by NREO of NHT Operating Partnership GP, LLC as the initial Manager of the Company; and (e) the continuation of the Company on the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1.

DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution, as determined by the Manager (subject to Section 7.1(a)), using such reasonable method of valuation as the Manager may adopt. Subject to Exhibit B hereof, the Manager (subject to Section 7.1(a)) shall, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.
“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.3(a).
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 12.1 hereof and who is shown as such on the books and records of the Company.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Company taxable year (a) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Company taxable year.
“Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.
“Adjustment Event” has the meaning set forth in Section 4.6(a)(1).
“Administrative Agent” has the meaning set forth in Section 15.1.
“Adviser” means NexPoint Real Estate Advisors VI, L.P., a Delaware limited partnership, or its successor or permitted assignee.
“Advisory Agreement” means the Advisory Agreement, dated January 8, 2019, by and among NHT, NHT Holdings and the Adviser, as now or hereafter amended, restated, modified, supplemented or replaced.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Aggregate Consideration” has the meaning set forth in Section 11.5(c).
“Agreed Value” means (a) in the case of any Contributed Property as of the time of its contribution to the Company, the 704(c) Value of such property, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as now or hereafter amended, restated, modified, supplemented or replaced.
“Approved Sale” means a Sale of the Company which is approved by the Members holding, collectively, more than 50% of the issued and outstanding Class A Units.
“Approving Members” has the meaning set forth in Section 11.5(a).
“Assignee” means a Person to whom all or a portion of a Membership Interest has been transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.4.
“Attorney In Fact” has the meaning set forth in Section 2.4(a).
“Available Cash” means, with respect to any period for which such calculation is being made, all cash balances of the Company net of the Company’s working capital needs, anticipated capital expenditures, operating expenses, debt service requirements and other necessary reserves, including with respect to contingencies or commitments, as determined by the Manager.
“Blair” means Jesse Blair, an individual and the sole equityholder of the initial Manager.
“Board of Trustees” means the Board of Trustees of NHT.
“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
“Book-Up Target” for a Profits LTIP Unit means (a) initially, the NHT Common Unit Economic Balance as determined on the date such Profits LTIP Unit was granted less any Capital Contributions (if any) made by the Member with respect to such Profits LTIP Unit and (b) thereafter, the remaining amount, if any, required to be allocated to such Profits LTIP Unit for the Economic Capital Account Balance of the holder of such Profits LTIP Unit, to the extent attributable to such Profits LTIP Unit, to be equal to the NHT Common Unit Economic Balance.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Call Closing Date” has the meaning set forth in Section 4.8.
“Call Notice” has the meaning set forth in Section 4.8.
“Call Option” has the meaning set forth in Section 4.8.
“Call Purchase Price” has the meaning set forth in Section 4.8.
“Capital Account” means the Capital Account maintained for a Member pursuant to Exhibit B.
”Capital Contribution” means, with respect to any Member, any cash, cash equivalents or the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company.
“Capital LTIP Unit” has the meaning set forth in Section 4.6(a).
“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Members’ Capital Accounts following the contribution of or adjustment with respect to such property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Manager, subject to Section 7.1(a).
“Cash Amount” means an amount of cash per Membership Unit equal to the Value on the Valuation Date of the REIT Units Amount.
“Cause” has the meaning set forth in Section 15.1(ff).
“Certificate” means the Certificate of Formation of the Company as filed in the office of the Delaware Secretary of State on December 4, 2018, as amended, restated and/or supplemented from time to time in accordance with the terms hereof and the Act.

“Class” means a class of REIT Units or Membership Units, as the context may require.
“Class A Member” means any holder of Class A Units.
“Class A Units” means a Membership Unit entitling the holder thereof to the rights of a holder of Class A Units as provided in this Agreement.
“Class B Member” means any holder of Class B Units.
“Class B Unit Distribution” has the meaning set forth in Section 4.6(a)(2).
“Class B Units” means a Membership Unit entitling the holder thereof to the rights of a holder of Class B Units as provided in this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Units” means the Membership Units, other than LTIP Units or any other series of units of limited liability company interests issued in the future and designated as preferred or otherwise different from the Common Units, including, but not limited to, with respect to the payment of distributions, including distributions upon liquidation.
“Company” has the meaning set forth in the preamble.
“Company Record Date” means the record date established by the Manager for the distribution of Available Cash pursuant to Section 5.1, which record date shall be the same as the record date established by NHT for a distribution to its unitholders of some or all of its portion of such distribution.
“Company Year” means the fiscal year of the Company, which shall be the calendar year.
“Constructive Ownership” or “Constructively Own” means ownership under the constructive ownership rules described in Exhibit E.
“Contributed Property” means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.
“Conversion Date” has the meaning set forth in Section 4.7(b).

“Conversion Factor” means 1.0, subject to adjustment as follows: (i) in case NHT shall (A) make a distribution on the outstanding REIT Units in REIT Units, (B) subdivide or reclassify the outstanding REIT Units into a greater number of REIT Units, or (C) combine or reclassify the outstanding REIT Units into a smaller number of REIT Units, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of unitholders entitled to receive such distribution or subject to such subdivision, combination or reclassification shall be proportionately adjusted so that a holder of Membership Units shall be entitled to receive, upon exchange thereof, the number of REIT Units which the holder would have owned at the opening of business on the day following the date fixed for such determination had such Membership Units been exchanged immediately prior to such determination; (ii) in case the Company shall subdivide or reclassify the outstanding Membership Units into a greater number of Membership Units, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of Membership Unit holders subject to such subdivision or reclassification shall be proportionately adjusted so that a holder of Membership Units shall be entitled to receive, upon exchange thereof, the number of REIT Units which the holder would have owned at the opening of business on the day following the date fixed for such determination had such Membership Units been exchanged immediately prior to such determination; (iii) in case NHT (A) shall issue rights or warrants to all holders of REIT Units entitling them to subscribe for or purchase REIT Units at a price per share less than the daily market price per REIT Unit on the date fixed for the determination of unitholders entitled to receive such rights or warrants, (B) shall not issue similar rights or warrants to all holders of Membership Units entitling them to subscribe for or purchase REIT Units or Membership Units at a comparable price (determined, in the case of Membership Units, by reference to the Conversion Factor), and (C) cannot issue such rights or warrants to a Redeeming Member as otherwise required by the definition of “REIT Units Amount” set forth in this Article 1, then the Conversion Factor in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Factor by a fraction of which the numerator shall be the number of REIT Units outstanding at the close of business on the date fixed for such determination plus the number of REIT Units so offered for subscription or purchase, and of which the denominator shall be the number of REIT Units outstanding at the close of business on the date fixed for such determination plus the number of REIT Units which the aggregate offering price of the total number of REIT Units so offered for subscription would purchase at such daily market price per share, such increase of the Conversion Factor to become effective immediately after the opening of business on the day following the date fixed for such determination; and (iv) in case NHT shall, by distribution or otherwise, distribute to all holders of its REIT Units, (A) capital shares of any class other than its REIT Units, (B) evidence of its indebtedness or (C) assets (excluding any rights or warrants referred to in clause (iii) above, any cash distribution lawfully paid under the laws of the province of organization of NHT, and any distribution referred to in clause (i) above) and shall not cause a corresponding distribution to be made to all holders of Membership Units, the Conversion Factor shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for the determination of unitholders entitled to receive such distribution by a fraction of which the numerator shall be the daily market price per REIT Unit on the date fixed for such determination, and of which the denominator shall be such daily market price per REIT Unit less the fair market value (as determined by the Class A Members, whose determination shall be conclusive and described in a resolution of the Class A Members and delivered to the holders of the Membership Units) of the portion of the capital shares or evidences of indebtedness or assets so distributed applicable to one REIT Unit, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of unitholders entitled to receive such distribution.
“Conversion Notice” has the meaning set forth in Section 4.7(b).
“Conversion Right” has the meaning set forth in Section 4.7(a).
“Covered Person” has the meaning set forth in Section 7.8(a).
“Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (d) obligations of such Person incurred in connection with entering into a lease which, in accordance with GAAP, should be capitalized.
“Declaration of Trust” means the Declaration of Trust of NHT dated as of December 12, 2018, as amended, restated and/or supplemented from time to time.
“Delaware Courts” has the meaning set forth in Section 16.9(b).
“Depreciation” means, for each taxable year, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Manager.

“Economic Capital Account Balance”, with respect to a Member, means an amount equal to such Member’s Capital Account balance, plus the amount of its share of any Partner Minimum Gain and Partnership Minimum Gain.
“Eligible LTIP Unit” has the meaning set forth in Section 4.7(a).
“Equity Incentive Plan” means any equity incentive or compensation plan adopted by the Company or NHT.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or Title of ERISA shall be deemed to include a reference to any corresponding provision of future law.
“Final Adjustment” has the meaning set forth in Section 10.3(b)(2).
“Flow Through Entity” has the meaning set forth in Section 3.3(d)(3).
“Forced Conversion” has the meaning set forth in Section 4.7(c).
“Forced Conversion Notice” has the meaning set forth in Section 4.7(c).
“Formation Date” has the meaning set forth in the recitals.
“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis.
“Incapacity” or “Incapacitated” means, (a) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or estate, (b) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (c) as to any partnership or limited liability company which is a Member, the dissolution and commencement of winding up of the partnership or limited liability company, (d) as to any estate which is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (e) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee), or (f) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (i) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (iii) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (iv) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (ii) above, (v) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) which has been stayed is not vacated within 90 days after the expiration of any such stay.
“Indemnitee” means: (a) any Person made a party to a proceeding by reason of (i) his or its status as the Manager, as a trustee, director, officer, shareholder, partner, member, employee, representative or agent of the Manager, as an officer, employee, representative or agent of the Company or as the partnership representative, or (ii) his, her or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken assets subject to); and (b) such other Persons as the Manager may designate from time to time (whether before or after the event giving rise to potential liability), at the direction of the Class A Members.
“Independent Manager” has the meaning set forth in Section 15.1(ff). The initial Independent Managers shall be Ricardo Beausoleil and Steven P. Zimmer.
“Initial Agreement” has the meaning set forth in the recitals.
“Initial Member” has the meaning set forth in the recitals.
“Investments” means any investments by the Company in Real Estate Assets or any other asset.
“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
“Joint Ventures” means any joint venture or partnership arrangements (other than between NHT and the Company) in which the Company or any of their subsidiaries is a co-venturer, member or partner, which are established to own Investments.
“Judicial Review” has the meaning set forth in Section 10.3(b)(1).
“Lender” has the meaning set forth in Section 15.1.
“Liquidating Event” has the meaning set forth in Section 13.1.
“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company (including upon the occurrence of any event of liquidation of the Company), including but not limited to the net gain realized in connection with an adjustment to the Carrying Value of Company assets under Section 1.D of Exhibit B attached hereto.
“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company (including upon the occurrence of any event of liquidation of the Company), including but not limited to the net loss realized in connection with an adjustment to the Carrying Value of Company assets under Section 1.D of Exhibit B attached hereto.
“Liquidator” has the meaning set forth in Section 13.2.
“Loan” has the meaning set forth in Section 15.1.
“Loan Agreement” has the meaning set forth in Section 15.1.
“LTIP Unitholder” means a Member that holds LTIP Units.
“LTIP Units” means a Membership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.6 and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Members shall be set forth on Exhibit A, as it may be amended and/or restated from time to time. Until such time as the LTIP Units are converted to Class B Units pursuant to this Agreement, LTIP Units shall be a non-voting security.
“Manager” means a Person serving as a manager of the Company pursuant to Section 7.1. By executing this Agreement, NREO designates NHT Operating Partnership GP, LLC as the initial Manager. For the avoidance of doubt, the term “Manager” as used in this Agreement shall not include the “Independent Managers” (as such term is defined herein).
“Member” means NHT Holdings, NREO and the initial Manager and any other Person named as a member of the Company in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Member or Additional Member, in such Person’s capacity as a member of the Company.
“Membership Interest” means an ownership interest in the Company held by a Member, including a holder of LTIP Units, to the extent the Manager has awarded LTIP Units pursuant to an Equity Incentive Plan, and includes any and all benefits to which the holder of such interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be (but is not required to be) expressed as a number of Membership Units.
“Membership Unit” means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Sections 4.1 and 4.2 and includes Class A Units, the Class B Units and LTIP Units and any other classes or series of Membership

Units established after the date hereof. The number of Membership Units outstanding and the Percentage Interest in the Company represented by such Membership Units are set forth in Exhibit A attached hereto, as it may be amended and/or restated from time to time.
“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with U.S. federal income tax accounting principles, subject to the specific adjustments provided for in Section 1.B of Exhibit B.
“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with U.S. federal income tax accounting principles, subject to the specific adjustments provided for in Section 1.B of Exhibit B.
“NHT” has the meaning set forth in the preamble.
“NHT Common Unit Economic Balance” means (a) the Economic Capital Account Balance of NHT Holdings but only to the extent attributable to NHT Holdings’ ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 1.H of Exhibit C divided by (b) the number of NHT Holdings’ Common Units.
“NHT Holdings” means NHT Holdings, LLC, a Delaware limited liability company.
“Non-Approving Members” has the meaning set forth in Section 11.5(a).
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Company taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit D.
”NREO” means NexPoint Real Estate Opportunities, LLC or any of its successors or permitted assignees.
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Company taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Representative” has the meaning set forth in Section 10.3(a).
“Percentage Interest” means, as to a Member, its interest in the Company as determined by dividing the Membership Units owned by such Member by the total number of Membership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.
“Person” means an individual or a real estate investment trust, corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.
“Profits LTIP Unit” has the meaning set forth in Section 4.6(a).
“Properties” means any assets and property of the Company such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, Joint Ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time and “Property” means any one such asset or property (but does not include the term “Property” as used in Article 15, as such term is defined in the Loan Agreement).
“Publicly Traded” means listed or admitted to trading on the Toronto Stock Exchange, New York Stock Exchange, the Nasdaq Stock Market, or any affiliates or successor to any of the foregoing.
“Real Estate Assets” means any investment by the Company (including, without limitation, reserves for capital expenditures) in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly, through a direct or indirect Subsidiary of the Company or through a Joint Venture.
“Real Property” means real property owned from time to time by the Company, either directly, through a direct or indirect Subsidiary of the Company or through a Joint

Venture, which consists of (a) land only, (b) rights in land (including leasehold interests), (c) any buildings, structures, improvements, furnishings, fixtures, and equipment located on or used in connection with land or rights in land, (d) real estate related securities (including preferred stock), mortgage, bridge or mezzanine loans, or (e) such Investments the Class A Members or the Adviser designate as Real Property to the extent such Investments could be classified as Real Property.
“Recapture Income” means any gain recognized by the Company upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Redeeming Member” has the meaning set forth in Section 8.6(a).
“Redemption Amount” means either the Cash Amount or the REIT Units Amount, as determined by the Class A Members; provided, however, that if the REIT Units are not Publicly Traded at the time a Redeeming Member exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Member, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the REIT Units Amount. A Redeeming Member shall have no right, without the Class A Members’ consent, in their sole and absolute discretion, to receive the Redemption Amount in the form of the REIT Units Amount.
“Redemption Right” shall have the meaning set forth in Section 8.6(a).
“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“REIT” means a real estate investment trust under Section 856 of the Code.
“REIT Unit” means an ownership interest in NHT represented by one unit of NHT.
“REIT Units Amount” means a number of REIT Units equal to the product of such number of Class B Units offered for redemption by a Redeeming Member, multiplied by the Conversion Factor; provided, that in the event NHT issues to all holders of REIT Units rights, options, warrants or convertible or exchangeable securities entitling the unitholders to subscribe for or purchase REIT Units, or any other securities or property (collectively, the “rights”), and NHT can issue such rights to the Redeeming Member, then the REIT Units Amount shall also include such rights that a holder of that number of REIT Units would be entitled to receive.
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the

extent such item of gain or loss is not allocated pursuant to Section 2.B.(1)(a) or 2.B.(2)(a) of Exhibit C to eliminate Book-Tax Disparities.
“Sale of the Company” means (a) a transaction or series of related transactions of all or substantially all of the assets of the Company, not in the ordinary course of the Company’s business, (b) a transaction or series of related transactions in which a Person, or group of related Persons, acquires more than 50% of the outstanding Membership Units to, or (c) the merger or consolidation of the Company with or into another Person that is not (i) an Affiliate of the Company or (ii) a Member, in each case in clauses (b) and (c) above, under circumstances in which the holders of a majority of Membership Units, immediately prior to such transaction, own less than a majority in voting power of the surviving or resulting Person immediately following such transaction.
“Securities Act” means the Securities Act of 1933, as amended. “Special Member” has the meaning set forth in Section 15.1(aa).
“Specified Redemption Date” means the 10th Business Day after receipt by the Company of a Notice of Redemption; provided, that if NHT combines its outstanding REIT Units, no Specified Redemption Date shall occur after the record date of such combination of REIT Units and prior to the effective date of such combination.
“Subsidiary” means, with respect to any Person, any real estate investment trust, corporation, partnership, limited liability company or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests, is owned, directly or indirectly, by such Person.
“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.3.
“Target Balance” has the meaning set forth in Section 1.H.1 of Exhibit C.
“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, in each case as the same may be amended from time to time.
“Tax Audit” has the meaning set forth in Section 10.3(b)(1).
“Tenant” means any tenant from which NHT Holdings derives rent either directly or indirectly through partnerships or limited liability companies, including the Company.
“Trading Days” means days on which the primary trading market for REIT Units, if any, is open for trading.
“Transactions” has the meaning set forth in Section 16.12.
“Transfer” has the meaning set forth in Section 11.1(a).

“Unrealized Gain” attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Exhibit B) as of such date; over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.
“Unrealized Loss” attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date; over (b) the fair market value of such property (as determined under Exhibit B) as of such date.
“Unvested LTIP Units” has the meaning set forth in Section 4.6(c)(1).
“Valuation Date” means the date of receipt by the Manager of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.
“Value” means the fair market value per REIT Unit which will equal the volume weighted average price of a REIT Unit on any national securities exchange on which the REIT Units then listed or the Toronto Stock Exchange for the 10 consecutive trading days immediately preceding a Valuation Date. If the REIT Units are not listed or admitted to trading on any national securities exchange or the Toronto Stock Exchange, the volume weighted average price with respect to a REIT Unit will be the volume weighted average price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Manager or if no such closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Manager, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the REIT Units shall be determined by the Manager (subject to Section 7.1(a)) acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Units Amount includes rights that a holder of REIT Units would be entitled to receive, then the Value of such rights shall be determined by the Manager acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
“Vested LTIP Units” has the meaning set forth in Section 4.6(c)(1).
“Vesting Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of LTIP Units upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

ARTICLE 2.

ORGANIZATIONAL MATTERS
Section 2.1.Continuation.
The Company was formed as a limited liability company on the Formation Date by the filing of the Certificate with the office of the Secretary of State of the State of Delaware under and pursuant to the Act. The Members hereby continue the Company as a limited liability company under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.
Section 2.2.Name.
The name of the Company heretofore formed and continued hereby shall be NHT Operating Partnership, LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Manager, and approved by the Class A Members. The words “Limited Liability Company,” “L.L.C.,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Manager, at the direction of the Class A Members, may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.
Section 2.3.Registered Office and Agent; Principal Office.
The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801 and the registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company. The principal office of the Company shall be 300 Crescent Court, Suite 700, Dallas, Texas 75201 or such other place as the Manager, at the direction of the Class A Members, may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Manager and the Class A Members deem advisable.
Section 2.4.Power of Attorney.
(a)Each Member and each Assignee hereby constitutes and appoints the Manager, any Liquidator, and authorized officers and attorneys-in-fact of each (the “Attorney In Fact”), and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Attorney In Fact deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company (or a company in which the Members have limited liability to the extent provided by law) in the State of Delaware and in all other jurisdictions in which the Company may or plans to conduct business or own property; (ii) all instruments that the Attorney In Fact deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the Attorney In Fact deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (iv) all conveyances and other instruments or documents that the Attorney In Fact deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement and (v) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to Articles 11, 12 or 13 hereof or the Capital Contribution of any Member. Nothing contained herein shall be construed as authorizing the Attorney In Fact to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.
(b)The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Attorney In Fact to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the transfer of all or any portion of such Member’s or Assignee’s Membership Units and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Attorney In Fact, acting in good faith pursuant to such power of attorney, and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Attorney In Fact, taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Manager or the Liquidator, within 15 days after receipt of the Manager’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Manager or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.
(c)Notwithstanding anything in this Section 2.4, no Attorney In Fact may exercise the power and authority under this Section 2.4 without the prior approval of the Class A Members pursuant to Section 7.1(a).
Section 2.5.Term.

The term of the Company commenced on the date that the Certificate was filed with the Secretary of State of the State of Delaware and shall continue until dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.
Section 2.6.Admission of Members.
On the date hereof, (a) upon the execution and delivery of a counterpart to this Agreement and delivery to the Company of its initial Capital Contribution, each of the Persons identified as a member of the Company on Exhibit A to this Agreement is hereby admitted to the Company as a member of the Company. Each Member being admitted to the Company from time to time after the date hereof shall be deemed admitted to the Company as a member of the Company upon its execution and delivery of a counterpart to this Agreement and delivery of its initial Capital Contribution.
ARTICLE 3.

PURPOSE
Section 3.1.Purpose and Business.
The purpose and nature of the business to be conducted by the Company is to conduct any business that may be lawfully conducted by a limited liability company formed pursuant to the Act.
Section 3.2.Powers.
The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property.
Section 3.3.Representations and Warranties by the Parties.
(a)Each Member that is an individual represents and warrants to each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any agreement by which such Member or any of such Member’s property is or are bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

(b)Each Member that is not an individual represents and warrants to each other Member that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s) and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, declaration of trust, charter or bylaws, as the case may be, any agreement by which such Member or any of such Member’s properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Member is a “United States person” within the meaning of Section 7701(a)(30) of the Code and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.
(c)Each Member represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Company in what it understands to be a highly speculative and illiquid investment.
(d)Each Member further represents, warrants, covenants and agrees as follows:
(1)Except as provided in Exhibit F hereto, at any time such Member actually or Constructively Owns a 25% or greater interest in the capital or profits of the Company, it does not and will not, without the prior written consent of the Class A Members, actually own or Constructively Own (i) with respect to any Tenant that is a corporation, any stock of such Tenant, and (ii) with respect to any Tenant that is not a corporation, any interest in any of the assets, capital or profits of such Tenant.
(2)Upon request of the Manager, it will promptly disclose to the Manager and NHT the amount of REIT Units or other equity interests in NHT or NHT Holdings that it actually owns or Constructively Owns.
(3)Without the consent of the Class A Members, which may be given or withheld in its sole discretion, no Member shall take any action that would cause the Company at any time to have more than 100 members (including as members those Persons indirectly owning an interest in the Company through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Company).
(e)The representations and warranties contained in this Section 3.3 shall survive the execution and delivery of this Agreement by each Member and the dissolution and winding up of the Company.
(f)Each Member hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or NHT have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.
(g)Each Member understands that if, for any reason, (i) the representations, warranties or agreements set forth in this Section 3.3 are violated, or (ii) the Member’s actual or Constructive Ownership of REIT Units or other capital shares of NHT violates the limitations set forth in the Declaration of Trust, then (x) some or all of the Redemption Rights of the Members may become non-exercisable, and (y) some or all of the REIT Units owned by the Members may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Declaration of Trust.
Section 3.4.Not Publicly Traded.
The Manager, on behalf of the Company, shall use its commercially reasonable efforts not to take any action which would result in the Company being a “publicly traded partnership” within the meaning of either Code Section 469(k)(2) or Code Section 7704(b). Subject to this Section 3.4 and Section 7.1(a), it is expressly acknowledged and agreed by the Members that the Manager may waive or otherwise modify the application with respect to any Member(s) or Assignee(s) of any provision herein restricting, prohibiting or otherwise relating to (a) the transfer of a Membership Interest or the Membership Units evidencing the same, (b) the admission of any Members and (c) the Redemption Rights of such Members, and that such waivers or modifications may be made by the Manager at any time or from time to time, including, without limitation, concurrently with the issuance of any Membership Units pursuant to the terms of this Agreement.
ARTICLE 4.

CAPITAL CONTRIBUTIONS
Section 4.1.Capital Contributions of the Members.

At the time of their respective execution of this Agreement, the Members shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement. The Members shall own Membership Units of the class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Company as set forth in Exhibit A, which Membership Units and Percentage Interest shall be adjusted in Exhibit A from time to time by the Manager to the extent necessary to reflect accurately exchanges, redemptions, additional Capital Contributions, the issuance of additional Membership Units (pursuant to any merger or otherwise), or similar events having an effect on any Member’s Membership Units and Percentage Interest. Except as provided in Sections 4.3 and 10.4, the Members shall have no obligation to make any additional Capital Contributions or loans to the Company. Each Member that contributes any Contributed Property shall promptly provide the Manager with any information regarding such Contributed Property that is requested by the Manager or the Class A Members, including for Company tax return reporting purposes.
Section 4.2.Issuances of Additional Membership Interests.
Subject to Section 7.1(a), the Manager may cause the Company from time to time to issue to any existing Member or to any other Person, and to admit such Person as a member in the Company, Membership Units (including, without limitation, Common Units and preferred Membership Units) or other Membership Interests, in each case in exchange for the contribution by such Person of property or other assets, in one or more classes, or one or more series of any of such classes, or otherwise with such designations, preferences, redemption and conversion rights and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing Membership Interests, all as may be determined by the Manager, subject to Delaware law, including, without limitation, (a) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests, (b) the right of each such class or series of Membership Interests to share in Company distributions, and (c) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company. The issuance and terms of any LTIP Units shall be in accordance with Section 4.6.
Section 4.3.Additional Funds.
(a)Subject to Section 7.1(a), the Manager may determine from time to time that the Company requires additional funds (“Additional Funds”) for the acquisition of additional Properties, for the redemption of Class B Units or for such other purposes as the Manager may determine in its reasonable discretion. Subject to Section 7.1(a), Additional Funds may be obtained by the Company in any manner provided in, and in accordance with, the terms of this Section 4.3.
(b)Subject to the approval from the Class A Members contemplated by Section 4.3(a) and the limitations set forth in Section 7.1(a), the Manager, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Manager is hereby authorized, to cause the Company from time to time to issue additional Membership Units (as set forth in Section 4.2 above) in consideration therefor, and the Percentage Interests of the Members shall be adjusted to reflect the issuance of such additional Membership Units.
(c)Subject to Section 7.1(a), the Manager may obtain any Additional Funds by causing the Company to incur Debt to any Person upon such terms as the Manager determines appropriate, including making such Debt convertible, redeemable or exchangeable for Membership Units or REIT Units; provided, however, that the Company shall not incur any such Debt if such Debt is recourse to any Member (unless the Member otherwise agrees).
Section 4.4.No Interest.
No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account.
Section 4.5.Preemptive Rights.
No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Company or (b) the issuance or sale of any Membership Units or other Membership Interests.
Section 4.6.LTIP Units.
(a)Issuance of LTIP Units. Subject to Section 7.1(a), the Manager may from time to time issue LTIP Units to Persons who provide services to the Company, the Manager or NHT, for such consideration as the Manager may determine to be appropriate, and admit such Persons as Members. LTIP Units may be issued as either capital interests for federal income tax purposes (each, a “Capital LTIP Unit”) or profits interests for federal income tax purposes (each, a “Profits LTIP Unit”). Subject to the following provisions of this Section 4.6 and the special provisions of Sections 4.7, or as otherwise provided in this Agreement with respect to Profits LTIP Units, LTIP Units shall be treated as Class B Units, with all of the rights, privileges and obligations attendant thereto, except the right to vote. For purposes of computing the Members’ Percentage Interests, holders of LTIP Units shall be treated as Class B Members and LTIP Units shall be treated as Class B Units. In particular, the Company shall maintain at all times a one-to-one correspondence between LTIP Units and Class B Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:
(1)If an Adjustment Event (as defined below) occurs, then the Manager shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence (subject to the economic differences between Profits LTIP Units and Class B Units) ratio between Class B Units and LTIP Units. The following shall be “Adjustment Events”: (A) the

Company makes a distribution on all outstanding Common Units in Membership Units, (B) the Company subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Company issues any Membership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Membership Units in a financing, reorganization, acquisition (through the acquisition of equity interests or assets), merger, or other similar business combination or (y) the issuance of Membership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan. If the Company takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the Manager such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Manager shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the Manager, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Company shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and
(2)Subject to satisfaction of any vesting requirements and Section 7.1(a), the LTIP Unitholders shall, when, as and if authorized and declared by the Manager out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Class B Unit (the “Class B Unit Distribution”), paid to holders of Class B Units on such Company Record Date established by the Manager with respect to such distribution.
(b)Priority. Subject to the provisions of this Section 4.6 and the provisions of Sections 4.7 and 5.1, the LTIP Units shall rank pari passu with the Class B Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Membership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class B Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting

Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class B Units are entitled to transfer their Class B Units pursuant to Article XI.
(c)Special Provisions. LTIP Units shall be subject to the following special provisions:
(1)Vesting Agreements. LTIP Units may, at the direction of the Class A Members, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. Subject to Section 7.1(a), the terms of any Vesting Agreement may be modified by the Manager from time to time, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”
(2)Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Company to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture.
(3)Redemption. The Redemption Right provided to the holders of Class B Units under Section 8.6 shall not apply with respect to Vested LTIP Units unless and until they are converted to Class B Units as provided in Section 4.7.
Section 4.7.Conversion of LTIP Units.
(a)Conversion Right. An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Class B Units; provided, however, that a holder may not exercise the Conversion Right for less than 1,000 Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder; provided, further, that a holder of a Profits LTIP Unit may not exercise the Conversion Right with respect to such Profits LTIP Unit prior to the date on which the Book-Up Target for such Profits LTIP Unit becomes zero (an LTIP Unit eligible for conversion pursuant to this Section 4.7(a), an “Eligible LTIP Unit”). LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Class B Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested

LTIP Units, such LTIP Unitholder may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition. Subject to Section 7.1(a), the Manager shall have the right at any time to cause a conversion of Vested LTIP Units into Class B Units. In all cases, the conversion of any LTIP Units into Class B Units shall be subject to the conditions and procedures set forth in this Section 4.7.
(b)Exercise by an LTIP Unitholder. A holder of Eligible LTIP Units may convert such Eligible LTIP Units into an equal number of fully paid and non-assessable Class B Units, giving effect to all adjustments (if any) made pursuant to Section 4.6. In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit G to this Agreement to the Company (with a copy to the Manager) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice. A Conversion Notice shall be provided in the manner provided in Section 16.1. Each LTIP Unitholder covenants and agrees with the Company that all Eligible LTIP Units to be converted pursuant to this Section 4.7(b) shall be free and clear of all liens and encumbrances. Notwithstanding anything herein to the contrary, a holder of Eligible LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 relating to those Class B Units that will be issued to such holder upon conversion of such Eligible LTIP Units into Class B Units in advance of the Conversion Date; provided, however, that the redemption of such Class B Units by the Company shall in no event take place until after the Conversion Date.
(c)Forced Conversion. Subject to Section 7.1(a), the Manager, on behalf of the Company, may cause any number of Eligible LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Class B Units, giving effect to all adjustments (if any) made pursuant to Section 4.6; provided, however, that the Manager, on behalf of the Company, may not cause Forced Conversion of any Eligible LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.7(b). In order to exercise its right of Forced Conversion, the Manager on behalf of the Company, shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit H to this Agreement to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 16.1.
(d)Completion of Conversion. A conversion of Eligible LTIP Units for which the holder thereof has given a Conversion Notice or the Manager, on behalf of the Company, has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Class B Units issuable upon such conversion. After the conversion of Eligible LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Manager certifying the number of Class B Units and remaining LTIP Units, if any, held by such person immediately after such conversion.
Section 4.8.Call Right.
As long as NHT Operating Partnership GP, LLC is the Manager of the Company, NHT Holdings shall have the right to purchase all of the equity interests of the Manager at any time (the “Call Option”) at a purchase price equal to $100 (the “Call Purchase Price”). NHT Holdings shall exercise the Call Option by delivering a written notice (the “Call Notice”) to Blair in accordance with the notice provisions of this Agreement, specifying that it is electing to exercise the Call Option. The Call Notice delivered by NHT Holdings shall specify a closing date for the purchase (the “Call Closing Date”), which shall be no earlier than 10 days, and no later than 90 days, after the delivery or mailing of the Call Notice. On the Call Closing Date, (a) Blair shall deliver the equity interests of the Manager to NHT Holdings, free and clear of all liens and encumbrances, and shall execute any transfer documents, releases and other instruments or documents as NHT Holdings deems necessary and (b) NHT Holdings shall pay the Call Purchase Price to Blair. In the event a replacement Manager is appointed pursuant to Section 7.2, the equityholder of such replacement Manager shall execute any documentation deemed necessary by NHT Holdings to evidence a Call Option with terms similar to the terms set forth in this Section 4.8. Blair, represents and warrants that as of the date of this Agreement, he is the sole equityholder of the Manager. Further, Blair, as the sole equityholder of the Manager, agrees that (i) he will cause the Manager not to issue any additional equity interests in the Manager, except to Blair, without the consent of NHT Holdings, which may be withheld in its sole discretion, (ii) he will not transfer any of its equity interests in the Manager to any Person without the consent of NHT Holdings, which may be withheld in its sole discretion and (iii) he will take all other actions and cooperate with NHT Holdings, to ensure it receives the benefit of this Section 4.8.
ARTICLE 5.

DISTRIBUTIONS
Section 5.1.Requirement and Characterization of Distributions.
The Manager shall distribute at least quarterly all or such portion of Available Cash generated by the Company during such quarter or shorter period to the Members that are Members on the Company Record Date with respect to such quarter or shorter period pro rata in accordance with their Percentage Interests; provided, that in no event may a Member receive a distribution of Available Cash with respect to a Membership Unit if such Member is entitled to receive a distribution out of such Available Cash with respect to a REIT Unit for which such Membership Unit has been exchanged, and any such distribution shall be made to NHT Holdings. In accordance with Section 4.6(a),

LTIP Unitholders shall be entitled to receive distributions pursuant to this Section 5.1 in an amount per LTIP Unit equal to the Class B Unit Distributions. Notwithstanding the foregoing, the Manager shall use reasonable efforts to cause the Company to distribute amounts sufficient to enable each of NHT Holdings and NHT to make distributions to its equity owners in a manner that allows it to (a) meet the distribution requirements set for the in Code Section 857 for qualification as a REIT and (b) avoid any federal income or excise tax liability imposed by the Code.
Section 5.2.Amounts Withheld.
All amounts withheld pursuant to the Code or any provisions of any state, local or non-U.S. tax law and Section 10.4 with respect to any allocation, payment or distribution to any Member or Assignee shall be treated as amounts distributed to such Member or Assignee pursuant to Section 5.1 for all purposes under this Agreement.
Section 5.3.Distributions Upon Liquidation.
Proceeds from a Sale of the Company and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.2.
Section 5.4.Restricted Distributions.
Notwithstanding any provision to the contrary contained in this Agreement, the Company and the Manager, on behalf of the Company, shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.
ARTICLE 6.

ALLOCATIONS
Section 6.1.Allocations For Capital Account Purposes
(a)After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto for the applicable taxable year or other allocation period, and subject to Section 4 of Exhibit B attached hereto, Net Income for each taxable year or other allocation period shall be allocated to the Members’ Capital Accounts in the following order of priority:
(1)First, to the holders of Common Units and LTIP Units until the cumulative Net Income allocated to such holders under this Section 6.1(a)(2) equals the cumulative Net Loss allocated to such holders under Section 6.1(b)(1) (pro rata in accordance with the excess of such Net Loss over such Net Income for each such holder); and

(2)Next, to the holders of Common Units and LTIP Units pro rata in accordance with their respective Percentage Interests.
(b)After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto for the applicable taxable year or other allocation period, and subject to Section 4 of Exhibit B attached hereto, Net Loss for each taxable year or other allocation period shall be allocated to the holders of Common Units and LTIP Units with positive balances in their Economic Capital Account Balances in accordance with such balances until their Economic Capital Account Balances are reduced to zero.
For purposes of determining allocations of Net Loss pursuant to Section 6.1(b)(1), a holder of a Profits LTIP Unit shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Partnership Minimum Gain and Partner Minimum Gain shall be maintained, for each tranche of Profits LTIP Units with a different issuance date that it holds and a separate Capital Account for its Common Units or Capital LTIP Units, if applicable, and the Economic Capital Account Balance of each holder of Common Units or Capital LTIP Units shall not include any Economic Capital Account Balance attributable to other series or classes of Membership Units.
ARTICLE 7.

MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1.Management.
(a)Except as otherwise expressly provided in this Agreement or required by the Act, (i) all management powers over the business and affairs of the Company shall be vested in the Manager and (ii) the Manager shall have the power to bind or take action on behalf of the Company or to exercise any rights and powers granted to the Company under this Agreement or which arise as a result of the Company’s ownership of securities or otherwise in another Person. In addition to the powers now or hereafter granted to a manager of a limited liability company under applicable law or which are granted to the Manager under any other provision of this Agreement, the Manager, subject to the terms of this Agreement, shall have full power and authority to do all things deemed necessary, desirable or convenient by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1. Notwithstanding the foregoing, the Manager shall not permit the Company, nor any of its Subsidiaries, to do any of the following without the prior approval of the Class A Members:
(1)the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as will permit each of NHT and NHT Holdings (so long as it desires to maintain its qualification as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its equity owners in amounts sufficient to permit it to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Company’s assets or any assets of its Subsidiaries);
(2)the making of tax, regulatory and other filings or elections (including tax withholdings), or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
(3)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Company (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Company) or the merger or other combination of the Company with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3);
(4)the mortgage, pledge, encumbrance or hypothecation of any assets of the Company, the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the conduct of the operations of the Company, NHT or any of the Company’s or NHT’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Company and/or NHT) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;
(5)the amending, restating or modification of the Loan;
(6)the determination that Additional Funds are necessary, together with the use and the terms of such Additional Funds;
(7)the amending, restating and/or supplementing this Agreement, any side letter contemplated by Section 16.11, or the Certificate;
(8)the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, real estate investment trusts, corporations, entities that are treated as REITs, “taxable REIT subsidiaries” or as foreign corporations for federal income tax purposes, Joint Ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property or the making of loans to, its or NHT’s Subsidiaries and any other Person in which it has an equity investment from time to time or the incurrence of indebtedness on behalf of such Persons or the guarantee of obligations of such Persons and the making of any tax, regulatory or other filing or election with respect to any of the foregoing Persons); provided, that as long as NHT or NHT Holdings has determined to continue to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause NHT or NHT Holdings, as applicable, to fail to qualify as a REIT;
(9)the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, Debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurrence of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law and matters affecting the rights and obligations of the Company;
(10)the determination of the fair market value of any Company Property distributed in kind and the method of valuation to determine such fair market value;
(11)the determination of the 704(c) Value, including the method of valuation to determine such 704(c) Value, of any Contributed Property and the allocation of the 704(c) Values of Contributed Properties among the separate properties;
(12)the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;
(13)determine the Value of REIT Units if (i) the REIT Units are not listed or admitted to trading on any national securities exchange or the Toronto Stock Exchange and (ii) there are no bid and asked prices reported during the 10 days prior to the Valuation Date;
(14)waive or otherwise modify the application with respect to any Member(s) or Assignee(s) of any provision herein restricting, prohibiting or otherwise relating to (i) the transfer of a Membership Interest or the Membership Units evidencing the same, (ii) the admission of any Members and (iii) the Redemption Rights of such Members;
(15)propose and adopt, on behalf of the Company, employee benefit plans, share option plans, and similar plans funded by the Company for the benefit of employees of the Manager, NHT, NHT Holdings, the Company, Subsidiaries of the Company, or any Affiliate of any of them or any adviser or service provider of them in respect of services performed, directly or indirectly, for the benefit of the Company, NHT, NHT Holdings, the Manager or any Subsidiaries of the Company;
(16)determine the reserves that will reduce Available Cash for distribution to the Members pursuant to Article 5;
(17)enter into, modify, or amend any Vesting Agreement;
(18)determine, modify, change, or adjust the Carrying Value;
(19)(i) the issuance of additional Membership Units after the date hereof (including LTIP Units), (ii) the creation and issuance of any other membership interests to any Members or other Persons and the terms relating to such additional issuances, (iii) the admission of any Person as an Additional Member, and (iv) cause the conversion of any LTIP Units into Class B Units;
(20)make an adjustment to the LTIP Units to maintain a one-to-one ratio between Class B Units and LTIP Units if the Company takes an action that affects the Common Units and does not otherwise constitute an Adjustment Event;
(21)enter into any transactions contemplated by Sections 7.7(a) and (b);
(22)resolve any conflict between the interests of the unitholders of NHT on the one hand and the Members on the other;
(23)withholding any information contemplated by Section 8.5(c).
(b)Subject to any rights of the Members set forth in this Agreement, including Section 7.1(a), each of Member agrees that the Manager is authorized to negotiate, execute, deliver and perform any contracts, instruments, agreements and transactions on behalf of the Company, and otherwise to exercise any power of the Manager under this Agreement or the Act, without any further act, approval or vote of the Members or any other Person, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation.
(c)At all times from and after the date hereof, the Manager, may cause the Company to establish and maintain working capital accounts and other cash or similar balances in such amounts as the Manager deems appropriate and reasonable from time to time.
(d)At all times from and after the date hereof, the Manager may cause, and if directed by the Class A Members, shall cause, the Company to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

(e)In exercising its authority under this Agreement, the Manager (solely to the extent directed by the Class A Members, and in all cases in accordance with such directions from the Class A Members) may take into account the tax consequences to any Member of any action taken (or not taken) by it. The Manager, the Class A Members, and the Company shall not be liable to a Member under any circumstances as a result of an income tax or other tax liability incurred by such Member as a result of an action (or inaction) by the Manager taken pursuant to its authority under this Agreement or at the direction of the Class A Members.
(f)In exercising its authority under this Agreement, the Manager shall ensure that the Company will operate in a manner consistent with the governance and other terms of the Declaration of Trust, including the investment guidelines and operating principles set out therein.
Section 7.2.Removal; Resignation.
NREO shall have the sole right to remove the Manager at any time, with or without cause. The Manager shall have the right to resign the position of Manager at any time. Upon the removal or resignation of the Manager, (a) the Manager shall forfeit its Class B Units without consideration to the extent the Call Right contemplated by Section 4.8 is not exercised and (b) a replacement Manager shall be appointed by NREO; provided that such replacement Manager is a “special purpose entity” and will be issued Class B Units, in such amounts as determined by NHT Holdings, and become a Member of the Company. Notwithstanding anything herein to the contrary, upon such forfeiture of its Class B Units, the Manager shall withdraw as a Member of the Company without any additional action by any Person and execute any documentation deemed necessary the Company to evidence such withdrawal.
Section 7.3.Certificate of Formation.
The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or a company in which the members have limited liability to the extent provided by law) in the State of Delaware and any other state, or the District of Columbia, in which the Company may elect to do business or own property. To the extent that such action is determined by the Manager to be reasonable and necessary or appropriate or convenient, the Manager shall file amendments to and restatements of the Certificate and do all of the things to maintain the Company as a limited liability company (or a company in which the members have limited liability to the extent provided by law) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Company may elect to do business or own property. Subject to the terms of Section 8.5(a)(2), the Manager shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto or restatement thereof to any Member.

Section 7.4.Restrictions on Manager Authority.
The Manager may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of Class A Members.
Section 7.5.Reimbursement of the Manager and NHT.
(a)Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the Manager shall not be compensated for its services as manager of the Company.
(b)The Company shall be responsible for and shall pay all expenses relating to the Company’s, NHT Holdings’, and NHT Intermediary, LLC’s and the Manager’s organization and the ownership of each of their assets and operations; provided, however, the foregoing shall not include any advisory fees, incentive fees or internalization fees. The Manager shall be reimbursed on a monthly basis for all expenditures that it reasonably incurs relating to the ownership and operation of, or for the benefit of, the Company; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the Manager with respect to bank accounts or other instruments or accounts held by it on behalf of the Company; and provided, further, that the Manager shall not be reimbursed for any (i) trustees’/directors’ fees, (ii) income tax liabilities or (iii) filing or similar fees in connection with maintaining the Manager’s continued existence that are incurred by the Manager, but the Members acknowledge that all other expenses of the Manager are deemed to be for the benefit of the Company. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7.
Section 7.6.Outside Activities of the Manager.
The Manager and any Affiliates of the Manager shall only conduct the activities contemplated by this Agreement. Notwithstanding the foregoing, the Manager and any Affiliates of the Manager may acquire less than 5% of the equity securities of any Person, which securities are listed on any national securities exchange and the Manager or such Affiliate has no other business relationship, direct or indirect, with the issuer of such securities.
Section 7.7.Contracts with Affiliates.
(a)The Company may lend or contribute funds or other assets to, and borrow funds from, its or NHT’s Subsidiaries or other Persons in which it or NHT has an equity or other interests and such Persons may borrow funds from, and lend or contributed funds or other assets to, the Company, on terms and conditions established by the Manager (subject to Section 7.1(a)). The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)Subject to Section 7.1(a) and except as provided in Section 7.5, the Company may transfer assets to Joint Ventures upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Manager deems appropriate.
(c)Except as expressly permitted by this Agreement, neither the Manager nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, except pursuant to transactions that are determined by the Manager in good faith to be fair and reasonable.
(d)Subject to Section 7.1(a), the Manager may propose and adopt, on behalf of the Company, employee benefit plans, share option plans, and similar plans funded by the Company for the benefit of employees of the Manager, NHT, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Company, NHT, the Manager or any Subsidiaries of the Company.
Section 7.8.Indemnification.
(a)To the fullest extent permitted by Delaware law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company or NHT as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such Indemnitee acted in bad faith, or with gross negligence or willful misconduct. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Company or any Subsidiary of the Company (including without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Manager is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and neither the Manager nor any Member shall have any obligation to contribute to the capital of the Company, or otherwise provide funds, to enable the Company to fund its obligations under this Section 7.7.
(b)Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in Section 7.7(a).

(c)The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified.
(d)The Company may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)For purposes of this Section 7.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.
(f)In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Company’s liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9.Liability of the Manager and its Affiliates.

(a)Notwithstanding anything to the contrary set forth in this Agreement, none of the Manager, its Affiliates, or any of their respective officers, trustees, directors, shareholders, partners, members, employees, representatives or agents or any officer, employee, representative or agent of the Company and its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable for monetary damages to the Company, any Members or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Covered Person’s conduct did not constitute bad faith, gross negligence or willful misconduct.
(b)The Members expressly acknowledge that the Manager is acting on behalf of the Company, the Members and the unitholders of NHT collectively, that the Manager is under no obligation to consider the separate interests of the Members (except as otherwise provided herein) in deciding whether to cause the Company to take (or decline to take) any actions. In the event of a conflict between the interests of the unitholders of NHT on the one hand and the Members on the other, the Manager shall consult with the Class A Members and shall endeavor in good faith to resolve the conflict in a manner not adverse to either the unitholders of NHT or the Members; provided, however, that any such conflict that the Manager in good faith determines cannot be resolved in a manner not adverse to either the unitholders of NHT or the Members shall be resolved in favor of the unitholders of NHT. The Manager shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Members in connection with such decisions; provided, that the Manager has acted in good faith.
(c)Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Covered Person’s liability to the Company and the Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(d)To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, any Covered Person acting under this Agreement or otherwise shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.
Section 7.10.REIT Status.
The Manager shall take all actions necessary to ensure that (a) each of NHT and NHT Holdings satisfies the requirements for being classified as a real estate investment trust for U.S. federal income tax purposes, unless the Board of Trustees elects for NHT to cease to qualify as a real estate investment trust or the board of managers of NHT Holdings elects for NHT Holdings to cease to qualify as a real estate investment trust, as applicable, (b) neither NHT nor NHT Holdings becomes subject to any federal income or excise tax liability, unless the Board of Trustees elects for NHT to cease to qualify as a real estate investment trust or the board of managers of NHT Holdings elects for NHT Holdings to cease to qualify as a real estate investment trust, as applicable, and (c) the Company does not become classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
Section 7.11.SIFT Trust.
Notwithstanding any other provision in this Agreement, the Company may not take or refrain from taking any action that could result in NHT becoming a SIFT trust for purposes of the Tax Act, and the Manager will not permit or cause the Company to take or refrain from taking such action.
Section 7.12.Other Matters Concerning the Manager.
(a)The Manager may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
(b)The Manager may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the Manager reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
(c)The Manager shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the Manager in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the Manager hereunder.
(d)Notwithstanding any other provisions of this Agreement or the Act, any action of the Manager on behalf of the Company or any decision of the Manager to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of each of NHT and NHT Holdings to continue to qualify as a REIT, or (ii) to avoid NHT or NHT Holdings incurring any taxes under Section 337(d), 857, 1374 or 4981 of the Code or NHT becoming a “SIFT Trust” for purposes of the Tax Act, is expressly authorized under this Agreement and is deemed approved by all of the Members.
Section 7.13.Title to Company Assets.
Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.
Section 7.14.Reliance by Third Parties.
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Manager has full power and authority, without consent or approval of any other Member or Person (unless set forth herein), to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company and such Person shall be entitled to deal with the Manager as if the Manager were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Manager in connection with any such dealing. In no event shall any Person dealing with the Manager or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
ARTICLE 8.

RIGHTS AND OBLIGATIONS OF MEMBERS
Section 8.1.Limitation of Liability.
No Member, acting in its capacity as such, shall have any liability under this Agreement except for liability resulting from: (a) an act or omission on the part of such Member that was committed in bad faith or was the result of active and deliberate dishonesty; (b) in the case of any criminal proceeding, an act or omission that such Member had reasonable cause to believe was unlawful; or (c) any transaction for which such Member actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or as expressly provided in this Agreement or under the Act.
Section 8.2.Management of Business.
No Member or Assignee shall take part in the operation, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Manager, any of its Affiliates or any officer, trustee, director, member, employee or agent of the Manager, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.
Section 8.3.Outside Activities of Members.
Subject to agreements entered into by a Member or its Affiliates with the Company or any of its Subsidiaries, any Member and any officer, trustee, director, member, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. None of the Members nor any other Person shall have any rights by virtue of this Agreement or the Company relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Member or such other Person, could be taken by such Person.
Section 8.4.Return of Capital.
Except pursuant to the right of redemption set forth in Section 8.6, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided by Exhibit C hereof or as otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 8.5.Rights of Members Relating to the Company.
(a)In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c), each Member shall have the right, for a purpose reasonably related to such Member’s interest as a member in the Company, upon written demand with a statement of the purpose of such demand and at such Member’s own expense (including such copying and administrative charges as the Manager may establish from time to time):
(1)to obtain a copy of the Company’s federal, state and local income tax returns for each Company Year;
(2)to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and
(3)to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.
(b)The Company shall notify each Member, upon request, of the then current Conversion Factor.
(c)Subject to Section 7.1(a) and notwithstanding any other provision of this Section 8.5, the Manager may keep confidential from the Members (except the Class A Members, including for the avoidance of doubt, NHT’s Board of Trustees), for such period of time as the Manager determines to be reasonable, any information that (i) the Manager reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the Manager in good faith believes is not in the best interests of the Company or could damage the Company or its business, or (ii) the Company is required by law or by agreements with an unaffiliated third party to keep confidential.
(d)Upon written request by any Member, the Manager shall cause the ownership of Membership Interests by such Member to be evidenced by a certificate in such form as the Manager may determine with respect to any class of Membership Interests issued from time to time under this Agreement. Any officer of the Manager may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the Manager, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sum as the Manager may direct as indemnity against any claim that may be made against the Company.
Section 8.6.Redemption Right.
(a)Subject to Sections 8.6(b) and 8.6(c) at any time on or after one year following the date of the initial issuance thereof (which, in the event of the transfer of a

Class B Unit, shall be deemed to be the date that such Class B Unit was issued to the original recipient thereof for purposes of this Section 8.6), the holder of a Class B Unit, including any LTIP Units that are converted into Class B Units, shall have the right, (the “Redemption Right”) to require the Company to redeem, on a Specified Redemption Date all or a portion of the Class B Units held by such Member at a redemption price per Class B Unit equal to and in the form of the Cash Amount to be paid by the Company. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Manager) by the Member who is exercising the redemption right (the “Redeeming Member”); provided, however, that the Company shall not be obligated to satisfy such Redemption Right if NHT Holdings elects to purchase the Class B Units subject to the Notice of Redemption pursuant to Section 8.6(b). A Member may not exercise the Redemption Right for less than 1,000 Class B Units at any one time or, if such Member holds less than 1,000 Class B Units, all of the Class B Units held by such Member. The Redeeming Member shall have no right with respect to any Class B Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Member may exercise the rights of such Member pursuant to this Section 8.6, and such Member shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Member, the Cash Amount shall be paid by the Company directly to such Assignee and not to such Member. Any Class B Units redeemed by the Company pursuant to this Section 8.6(a) shall be cancelled upon such redemption.
(b)Notwithstanding the provisions of Section 8.6(a), a Member that exercises the Redemption Right shall be deemed to have offered to sell the Class B Units described in the Notice of Redemption to NHT Holdings, and NHT Holdings may, in its sole and absolute discretion, elect to purchase directly and acquire such Class B Units by paying to the Redeeming Member the Redemption Amount in the form of the Cash Amount or the REIT Units Amount, as elected by NHT Holdings (in its sole and absolute discretion), on the Specified Redemption Date, whereupon NHT Holdings shall acquire the Class B Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Class B Units. If NHT Holdings shall elect to exercise its right to purchase Class B Units under this Section 8.6(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Member within five Business Days after the receipt by it of such Notice of Redemption. Unless NHT Holdings (in its sole and absolute discretion) shall exercise its right to purchase Class B Units from the Redeeming Member pursuant to this Section 8.6(b), NHT Holdings shall not have any obligation to the Redeeming Member or the Company with respect to the Redeeming Member’s exercise of the Redemption Right. In the event NHT Holdings shall exercise its right to purchase Class B Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6(b), the Company shall have no obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of such Redemption Right, and each of the Redeeming Member, the Company and NHT Holdings shall treat the transaction between NHT Holdings and the Redeeming

Member, for federal income tax purposes, as a sale of the Redeeming Member’s Class B Units to NHT Holdings. Each Redeeming Member agrees to execute such documents as NHT or NHT Holdings may reasonably require in connection with the issuance of REIT Units upon exercise of the Redemption Right. In case of any reclassification of the REIT Units (including, but not limited to, any reclassification upon a consolidation or merger in which NHT is the continuing corporation) into securities other than REIT Units, for purposes of this Section 8.6(b), NHT Holdings (or its successor) may thereafter exercise its right to purchase Class B Units for the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of REIT Units for which such Class B Units could be purchased pursuant to this Section 8.6(b) immediately prior to such reclassification.
(c)Notwithstanding the provisions of Section 8.6(a) and Section 8.6(b), a Member shall not be entitled to exercise the Redemption Right pursuant to Section 8.6(a) to the extent that the delivery of REIT Units to such Member on the Specified Redemption Date by NHT Holdings pursuant to Section 8.6(b) (regardless of whether or not NHT Holdings would in fact exercise its rights under Section 8.6(b)) would (i) be prohibited, as determined in the sole discretion of NHT or NHT Holdings, under the Declaration of Trust or (ii) cause the acquisition of REIT Units by such Member to be “integrated” with any other distribution of REIT Units for purposes of complying with the Securities Act.
(d)Each Member covenants and agrees that all Class B Units delivered for redemption shall be delivered to the Company free and clear of all liens; and, notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to acquire Class B Units which are or may be subject to any liens. Each Member further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Class B Units to the Company, such Member shall assume and pay such transfer tax.
(e)Notwithstanding anything in this Agreement, in no event shall the Class B Unitholders be entitled to receive REIT Units if such action would jeopardize NHT’s status as a “mutual fund trust” under the Tax Act. In the event this Section 8.6(e) applies, the rights of a Class B Unitholder will remain unaffected until such time as such exchange may be made in accordance with this Section 8.6(e).
Section 8.7.Compulsory Acquisition.
(a)In the event of a take-over bid of not less than 90% of the REIT Units (including REIT Units issuable upon the redemption of Class B Units pursuant to Section 8.7) by a Person (including Persons acting jointly or in concert with such Person), NHT Holdings will have the right, subject to applicable laws, to acquire outstanding Class B Units in exchange for an equal number of REIT Units, subject to adjustments for splits, consolidations and reorganizations in accordance with the Declaration of Trust.

(b)The provisions of Section 7.23 of the Declaration of Trust are hereby incorporated into this Agreement and will be binding upon the Parties. If an offeror is entitled to acquire REIT Units issuable upon redemption of Class B Units pursuant to Section 7.23 of the Declaration of Trust, such Class B Units will be exchanged for REIT Units in accordance with Section 8.6 and acquired by the offeror pursuant to Section 7.23 of the Declaration of Trust.
ARTICLE 9.

BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1.Records and Accounting.
At all times during the continuance of the Company, the Manager shall keep or cause to be kept at the Company’s specified office true and complete books of account in accordance with GAAP, including: (a) a current list of the full name and last known business address of each Member, (b) a copy of the Certificate and all certificates of amendment thereto, (c) copies of the Company’s U.S. federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Company for the three most recent years and (e) all documents and information required under the Act. Any Member or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours upon reasonable advance notice.
Section 9.2.Fiscal Year.
The fiscal year of the Company shall be the calendar year.
Section 9.3.Reports.
(a)As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the Manager shall cause to be mailed to each Member a quarterly report containing financial statements of the Company, or of NHT if such statements are prepared solely on a consolidated basis with NHT, for such fiscal quarter, presented in accordance with GAAP or accounting principles of NHT, as applicable. As soon as practicable after the close of each fiscal year, the Manager shall cause to be mailed to each Member an annual report containing financial statements of the Company, or of NHT if such statements are prepared solely on a consolidated basis with NHT for such fiscal year, prepared in accordance with GAAP or accounting principles of NHT, as applicable. The annual financial statements of the Company shall be audited by accountants selected by the Manager.
(b)Any Member shall further have the right to a private audit of the books and records of the Company at the expense of such Member, provided such audit is made for Company purposes and is made during normal business hours.

ARTICLE 10.

TAX MATTERS
Section 10.1.Preparation of Tax Returns.
The Manager shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall furnish by July 31 of the year immediately following each taxable year, or as soon as reasonably practicable thereafter, the tax information reasonably required by Members for federal and state income tax reporting purposes.
Section 10.2.Tax Elections.
Except as otherwise provided herein, the Manager shall, determine whether to make any available election pursuant to the Code. Notwithstanding the foregoing, (i) in making any such tax election the Manager and the Class A Members may, but shall be under no obligation to, take into account the tax consequences to the Members resulting from any such election, and (ii) the Company shall not make any election pursuant to Regulations Section 301.7701-3(c) to be treated as other than a partnership for U.S. federal income tax purposes and shall not make any election pursuant to Code Section 761(a) to be excluded from the provisions of Subchapter K of the Code.
Subject to Section 7.1(a), the Manager can elect to use any method permitted by Code Section 704(c) and the Regulations thereunder to take into account any variation between the adjusted basis of any property contributed (or deemed contributed) to the Company and such property’s initial Carrying Value. Subject to Section 7.1(a), the Manager shall have the right to seek to revoke any tax election it makes (including, without limitation, an election under Section 754 of the Code) upon determination that such revocation is in the best interests of the Members.
To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date of this Agreement, the Company is hereby authorized to, and at the direction of the Manager (subject to Section 7.1(a)) shall, elect a safe harbor under which the fair market value of any Membership Interests issued in connection with the performance of services after the effective date of such Regulations or other guidance will be treated as equal to the liquidation value of such Membership Interests (i.e., a value equal to the total amount that would be distributed with respect to such Membership Interests if the Company sold all of its assets for their fair market value immediately after the issuance of such Membership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Members under the terms of this Agreement). In the event that the Company makes a safe harbor election as described in the preceding sentence, each Member hereby agrees to comply with all safe harbor requirements with respect to transfers of such Membership Interests while the safe harbor election remains effective.
Section 10.3.Partnership Representative.
(a)NHT or its designee shall be the “partnership representative” of the Company for federal income tax purposes (the “partnership representative”).
(b)The partnership representative is authorized, but not required:
(1)to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the partnership representative may expressly state that such agreement shall bind all Members;
(2)in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company’s principal place of business is located;
(3)to intervene in any action brought by any other Member for judicial review of a final adjustment;
(4)to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(5)to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Member for tax purposes, or an item affected by such item;
(6)to make any election with respect to an “imputed underpayment,” including an election under Section 6226 of the Code; and
(7)to take any other action on behalf of the Members or the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
The taking of any action and the incurring of any expense by the partnership representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the partnership representative, and the indemnification provisions set forth in Section 7.7 of this Agreement shall be fully applicable to the partnership representative in its capacity as such.
(c)The partnership representative shall receive no compensation for its services. All third party costs and expenses incurred by the partnership representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting and/or law firm to assist the partnership representative in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.
(d)Each Member and each Assignee hereby agrees to indemnify to the fullest extent permitted by law, the Company and the partnership representative from and against any imputed underpayment of the Company, to the extent attributable to the Member’s or Assignee’s allocable share of any adjustments to items of income, gain, loss, deduction, or credit of the Company, or any Member’s or Assignee’s distributive share thereof, for a Company taxable year, required to be paid by the Company under the Code (after taking into account appropriate modifications and any election made under Section 6226 of the Code), including, but not limited to any interest, penalty, addition to tax, or additional amount which relates to an adjustment to any such item or share, damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever which may be sustained or suffered by the Company or the partnership representative relating thereto.
(e)The provisions of this Section 10.3 shall survive the termination of the Company or the termination of any Member’s or Assignee’s interest in the Company and shall remain binding on the Members and all Assignees for a period of time necessary to resolve with the IRS or the Department of the Treasury any and all matters regarding the federal income taxation of the Company items for the applicable tax year(s).
Section 10.4.Withholding.
Each Member hereby authorizes the Company to withhold from, or pay on behalf of or with respect to, such Member any amount of federal, state, local, or foreign taxes that the Manager determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement (or with respect to the grant of LTIP Units), including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445, or 1446 of the Code, and any taxes paid by the Company with respect to an imputed underpayment. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Manager that such payment must be made unless (a) the Company withholds such payment from a distribution which would otherwise be made to the Member, or (b) the Manager determines that such payment may be satisfied out of the Available Funds which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clause (a) or (b) shall be treated as having been distributed (or paid) to such Member. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 10.4 when due, the Manager may, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member. Without limitation, in such event the Manager shall have the right to receive distributions that would otherwise be distributable to such defaulting Member until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the Manager shall be treated as having been distributed to the defaulting Member and immediately paid by the defaulting Member to the Manager in repayment of such loan. Any amounts payable by a Member hereunder shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Manager shall request in order to perfect or enforce the security interest created hereunder. Upon a Member’s complete withdrawal from the Company, such Member shall be required to restore funds to the Company to the extent that the cumulative amount of taxes withheld from or paid on behalf of, or with respect to, such Member exceeds the sum of such amounts (A) repaid to the Company by such Member, (B) withheld from distributions to such Member and (C) paid by the Manager on behalf of such Member.
ARTICLE 11.

TRANSFERS AND WITHDRAWALS
Section 11.1.Transfer.
(a)The term “transfer,” when used in this Article 11 with respect to a Membership Unit, shall be deemed to refer to a transaction by which a Member purports to assign all or any part of its Membership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include (a) any redemption of Membership Interests by the Company from a Member, (b) any acquisition of Membership Units from a Member by NHT Holdings pursuant to Section 8.6, or (c) any distribution of Membership Units by a Member to its beneficial owners.
(b)No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void.

Section 11.2.Members’ Rights to Transfer.
(a)Except as provided in Section 11.2(b), no Member shall transfer all or any portion of its Membership Interest to any transferee without the written consent of the Class A Members, which consent may be withheld in the Class A Members’ sole and absolute discretion; provided, however, that if a Member is subject to Incapacity, such Incapacitated Member may transfer all or any portion of its Membership Interest.
(b)Notwithstanding any other provision of this Article 11, a Member may transfer all or any portion of its Membership Interest to any of its Affiliates and such transferee shall be admitted as a Substituted Member, all without obtaining the consent of the Class A Members, unless such Affiliate does not qualify as an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.
(c)If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all of the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate and such power as the Incapacitated Member possessed to transfer all or any part of his or its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.
(d)Without limiting the generality of Section 11.2(b), the Class A Members may prohibit any transfer by a Member of its Membership Interest if, in the opinion of legal counsel to the Company or the Class A Members, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Units.
(e)No transfer by a Member of its Membership Units may be made to any Person if (i) in the opinion of legal counsel for the Company or the Class A Members, it could result in the Company being treated as an association taxable as a corporation or a Publicly Traded partnership within the meaning of either Code Section 469(k)(2) or 7704(b), (ii) such transfer could be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, (iii) such transfer could cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA or to Section 4975 of the Code, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code), (iv) such transfer could, in the opinion of legal counsel for the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, (v) such transfer could subject the Company to be regulated under the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or the fiduciary responsibility provisions of ERISA, or (vi) such transfer could cause the Company to be terminated for federal income tax purposes pursuant to Code Section 708.

(f)No transfer of any Membership Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Class A Members.
(g)Notwithstanding any other provision of this Agreement, no Member may effect a transfer of its Class B Units, in whole or in part, unless (i) such transfer would not require the Person acquiring such Class B Units to make an offer to the registered holders of REIT Units to acquire REIT Units on the same terms and conditions under applicable securities laws if such Class B Units, and all other outstanding Class B Units, were converted into REIT Units at the then current Conversion Factor in effect immediately prior to such transfer; or (ii) the Person acquiring such Class B Units submits an identical and contemporaneous offer for REIT Units to the registered holders thereof (having regard to timing, price, proportion of securities sought to be acquired and any other conditions thereto), and acquires such Class B Units along with a proportionate number of REIT Units actually tendered to such identical offer.
(h)The Manager shall keep a register for the Company on which the transfer, pledge or release of Membership Units shall be shown and pursuant to which entries shall be made to effect all transfers, pledges or releases as required by the applicable sections of Article 8 of the Uniform Commercial Code, as amended, in effect in the State of Delaware. The Manager shall (i) place proper entries in such register clearly showing each transfer and each pledge and grant of security interest and the transfer and assignment pursuant thereto, such entries to be endorsed by the Manager, and (ii) maintain the register and make the register available for inspection by all of the Members and their pledgees at all times during the term of this Agreement. Nothing herein shall be deemed a consent to any pledge or transfer otherwise prohibited under this Agreement.
Section 11.3.Substituted Members.
(a)No Member shall have the right to substitute a transferee as a Member in his or its place. The Class A Members shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.3 as a Substituted Member, which consent may be given or withheld by the Class A Members. The Class A Members’ failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company, any Member or the Class A Members. A Person shall be admitted to the Company as a Substituted Member only upon the aforementioned consent of the Manager and the furnishing to the Manager of (i) evidence of acceptance in form satisfactory to the Manager of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents reasonably requested by the Manager in order to effect such Person’s admission as a Substituted Member. The admission of any Person as a Substituted Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Manager to such admission.
(b)A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.
(c)Upon the admission of a Substituted Member, the Manager shall amend Exhibit A to reflect the name, address, number of Membership Units and Percentage Interest (as applicable) of such Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member.
Section 11.4.Assignees.
If the Class A Members do not consent to the admission of any permitted transferee as a Substituted Member, as described in Section 11.3, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Company and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss, deduction and credit of the Company attributable to the Membership Interest assigned to such transferee, but shall not be deemed to be a holder of a Membership Interest for any other purpose under this Agreement, and shall not be entitled to vote such Membership Interest in any matter presented to the Members for a vote (such Membership Interest being deemed to have been voted on such matter in the same proportion as all other Membership Interests held by Members are voted). In the event any such transferee desires to make a further assignment of any such Membership Interest, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make an assignment of his or its Membership Interest.
Section 11.5.Drag-Along Rights.
(a)In the event of an Approved Sale, the Members who approved the Approved Sale (the “Approving Members”) have the right to require each other Member (the “Non-Approving Members”) to transfer all Membership Units then held by such Non-Approving Member, free and clear of all liens, security interests or other restrictions of any kind, in accordance with this Section 11.5.
(b)In the event of an Approved Sale, the Manager shall notify each Non-Approving Member no more than 10 Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Approved Sale and, in any event, no later than 20 Business Days prior to the closing date of such Approved Sale, and each Non-Approving Member will, subject to satisfaction of the conditions in Section 11.5(c), (i) if such transaction requires approval by the Members, with respect to all Membership Units that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such Membership Units in favor of, and adopt, such Approved Sale, and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company, (ii) refrain from exercising any dissenter’s rights or rights of appraisal under applicable law at any time with respect to such Approved Sale, and (iii) if the Approved Sale is structured as a sale of Membership Units, each Non-Approving Member will agree to sell the same proportion of Membership Units beneficially held by such Member as is being sold by the Approving Members to the Person(s) to whom the Approving Members propose to sell their Membership Units, on the same terms and conditions as the Approving Members.
(c)The obligations of the Members pursuant to this Section 11.5 with respect to an Approved Sale are subject to the following conditions: (i) the aggregate consideration payable upon consummation of such Approved Sale to all of the Members (the “Aggregate Consideration”) shall be allocated among the Members as set forth in Section 5.3, (ii) upon the consummation of the Approved Sale, all of the Members shall receive the same form of consideration per Membership Unit of the same class or other equity interest, as allocated pursuant to subsection (i) hereof, and (iii) that any indemnification, escrow, holdback and adjustment obligations undertaken by any Member shall be pro rata among the Members in proportion to the consideration to be received by the Members in such Approved Sale; provided that indemnification obligations that relate solely to a particular Member, such as indemnification with respect to representations and warranties made by a Member with respect to such Member (or such Member’s ownership of Membership Units) or covenants made by such Member, shall be borne only by such Member and shall not be deemed to reduce the Aggregate Consideration.
(d)Subject to the foregoing, each Member hereby agrees to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Manager or the Approving Members in order to carry out the terms and provision of this Section 11.5, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. Subject to the satisfaction of the conditions in Section 11.5(c), for purposes each Member (and their respective spouses, if residing in a community property state) hereby appoint the Manager as their agent and attorney-in-fact to execute any and all documents related in connection with an Approved Sale (including documents granting customary indemnities to a buyer of assets or securities consistent with this Agreement) on their behalf and expressly bind themselves to such document by the Manager’s execution of such document without further action on their part.
Section 11.6.General Provisions.

(a)No Member may withdraw from the Company other than as a result of a permitted transfer of all of such Member’s Membership Interest in accordance with this Article 11, pursuant to redemption of all of its Membership Units, the acquisition thereof by NHT Holdings under Section 8.6, or in the case of the Manager, under Section 7.2.
(b)Any Member who shall transfer all of its Membership Interest in a transfer permitted pursuant to this Article 11 shall cease to be a Member upon the admission of all Assignees of such Membership Interest as Substituted Member. Similarly, any Member who shall transfer all of its Membership Units pursuant to a redemption of all of its Membership Units, or the acquisition thereof by NHT Holdings under Section 8.6, shall cease to be a Member.
(c)Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Company, unless the Manager and the Class A Members otherwise agree.
(d)If any Membership Interest is transferred or assigned during any quarterly segment of the Company’s fiscal year in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6 on any day other than the first day of a Company Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Company Year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the Company Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. All distributions of Available Cash attributable to such Membership Interest with respect to which the Company Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Member or the Redeeming Member, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Membership Interest shall be made to the transferee Member.
ARTICLE 12.

ADMISSION OF MEMBERS
Section 12.1.Admission of Additional Members.
(a)A Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Manager (i) evidence of acceptance in form satisfactory to the Manager of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the Manager in order to effect such Person’s admission as an Additional Member.

(b)Notwithstanding anything to the contrary in this Section 12.1, no Person shall be admitted as an Additional Member without the consent of the Class A Members, which consent may be given or withheld in the Class A Members’ sole and absolute discretion. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Class A Members to such admission.
(c)If any Additional Member is admitted to the Company on any day other than the first day of a Company Year, then Net Income, Net Losses, each item thereof and all other items allocable among Members and Assignees for such Company Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Company Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees, other than such Additional Member, and all distributions of Available Cash thereafter shall be made to all of the Members and Assignees, including such Additional Member.
Section 12.2.Amendment of Agreement and Certificate of Formation.
Subject to Section 7.1(a), the Manager shall take all steps necessary and appropriate under the Act to amend the records of the Company for the admission to the Company of any Member, and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4. In no event, Section 7.2 be amended without the consent of NREO.
ARTICLE 13.

DISSOLUTION, LIQUIDATION AND TERMINATION
Section 13.1.Dissolution.
The Company shall not be dissolved by the admission of Substituted Members or Additional Members in accordance with the terms of this Agreement. Upon the resignation of the Manager, any successor Manager shall continue the business of the Company without dissolution. Subject to Article 15, the Company shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (“Liquidating Events”):
(a)at any time approved by the holders of a majority of the Percentage Interests of the Members;

(b)at any time that there are no Members of the Company unless the business of the Company is continued in accordance with the Act;
(c)the sale of all or substantially all of the assets and properties of the Company; or
(d)any other event sufficient under Act to cause the dissolution of the Company.
Section 13.2.Winding Up.
(a)Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Manager, or, in the event there is no remaining Manager, any Person elected by a majority of the Percentage Interests of the Members (the Manager or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Liquidator and with the consent of the Class A Members, include REIT Units of NHT) shall be applied and distributed in the following order:
(1)First, in satisfaction of all of the Company’s Debts and liabilities to creditors other than the Members (whether by payment or the making of reasonable provision for payment thereof);
(2)Second, to the payment and discharge of all of the Company’s Debts and liabilities to the Manager (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4;
(3)Third, to the payment and discharge of all of the Company’s Debts and liabilities to the other Members; and
(4)The balance, if any, to the Members in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.
The Manager shall not receive any additional compensation for any services performed pursuant to this Article 13.
(b)Notwithstanding the provisions of Section 13.2(a) which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
(c)In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be:
(1)distributed to a trust established for the benefit of the Manager and Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or the Manager arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Manager and Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Manager and Members pursuant to this Agreement; or
(2)withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, that such withheld or escrowed amounts shall be distributed to the Manager and Members in the manner and order of priority set forth in Section 13.2(a) as soon as practicable.
Section 13.3.Deficit Capital Account Restoration Obligation.
If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit at any time shall not be considered a Debt owed to the Company or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Member and the Company.
Section 13.4.Deemed Contribution and Distribution.

Notwithstanding any other provision of this Article 13, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Company shall be deemed to have contributed all Company property and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.
Section 13.5.Rights of Members.
Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.
Section 13.6.Notice of Dissolution.
In the event a Liquidating Event occurs, or an event occurs that would result in a dissolution of the Company, the Manager shall, within 30 days thereafter, provide written notice thereof to each of the Members.
Section 13.7.Termination of Company and Cancellation of Certificate.
Upon the completion of the winding up of the Company and liquidation of its assets, as provided in Section 13.2, the Company shall be terminated by filing a certificate of cancellation with the Secretary of State of the State of Delaware, canceling all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and taking such other actions as may be necessary to terminate the Company.
Section 13.8.Reasonable Time for Winding Up.
A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect among the Members during the period of liquidation.
Section 13.9.Waiver of Partition.
No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
ARTICLE 14.

AMENDMENT OF LLC AGREEMENT; MEETINGS
Section 14.1.Amendment of LLC Agreement.
(a)Subject to Article 15, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Manager and the Class A Members.
(b)Notwithstanding Section 14.1(a), this Agreement shall not be amended without the consent of each Member materially and adversely affected if such amendment would (i) modify the limited liability of a Member in a manner materially adverse to such Member, (ii) alter rights of such Member to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2) in a manner materially adverse to such Member, (iii) increase or change capital contributions required by Section 4.1, (iv) alter the rights of NREO to remove and replace the Manager under Section 7.2, (v) amend this Section 14.1(b), or (vi) alter the rights of NHT Holdings pursuant to Section 4.8; provided, however, that the consent of each Member materially and adversely affected shall not be required for any amendment or action that affects all Members holding the same class or series of Membership Units on a uniform or pro rata basis. Any amendment consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.
Section 14.2.Meetings of the Members.
(a)Meetings of the Members may be called by the Manager and shall be called upon the receipt by the Manager of a written request by Members holding 20% or more of the Class A Units. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven days nor more than 30 days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Except as otherwise expressly provided in this Agreement, the consent of holders of a majority of the Percentage Interests held by Members shall control.
(b)Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Members (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Members (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the Manager. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
(c)Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or his or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy.
(d)Each meeting of the Members shall be conducted by the Manager or such other Person as the Manager may appoint pursuant to such rules for the conduct of the meeting as the Manager or such other Person deems appropriate. Without limitation, meetings of Members may be conducted in the same manner as meetings of the unitholders of NHT and may be held at the same time, and as part of, meetings of the unitholders of NHT.
ARTICLE 15.

SPE RESTRICTIONS
Section 15.1.SPE Restrictions.
Pursuant to that certain Mezzanine Loan Agreement (as may be amended from time to time, the “Loan Agreement”), dated of even date herewith, among the Company, Delphi CRE Funding, LLC, and the other lenders from time to time a party thereto (collectively, “Lender”), and ACORE Capital Mortgage, L.P., in its capacity as Administrative Agent for and on behalf of Lender (together with its successors and assigns, “Administrative Agent”), the Company is obtaining a loan (the “Loan”) from Lender (with defined terms used in this Article 15 but not otherwise defined in this Agreement having the meaning set forth in the Loan Agreement, and the definition of “Property” as used in this Article 15 shall have the meaning set forth in the Loan Agreement). Notwithstanding any other provisions of the Certificate, this Agreement or any other document governing the formation, management and operation of the Company, the Company, since the date of its formation and at all times prior to, on and after the date thereof, has complied with and shall at all times comply with the following requirements until such time as the obligations under the Loan Agreement shall be paid and performed in full:

(a)The Company was, is and will be formed solely for the purpose of, directly or indirectly through the Company’s Subsidiaries, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, financing, managing and operating the Property, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(b)The Company has not been, is not, and will not be engaged in any business unrelated to acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, financing, managing and operating the Property, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(c)The Company has not had, does not have and will not have any assets other than those related to the Property;
(d)The Company has not engaged in, sought or consented to, and will, to the fullest extent permitted by law, not engage in, seek or consent to, (i) any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, (ii) except as permitted under the terms of the Loan Agreement, any transfer of limited liability company interests, or (iii) any amendment of its Certificate or this Agreement with respect to the matters set forth in this definition without the written consent of Administrative Agent;
(e)The Company has been, is, and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is currently maintaining and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, the foregoing shall not require any owner of the Company to make any additional capital contribution;
(f)The Company has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;
(g)The Company has maintained and will maintain its accounts, financial statements, books, and records separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by the Approved Accounting Method (provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on the Company’s own separate balance sheet);

(h)The Company has filed and will file its own tax returns, except to the extent that it (i) has been or is required to file consolidated tax returns by law or (ii) is treated as a disregarded entity for federal or state tax purposes;
(i)Other than as provided in the Loan Agreement, the Company (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;
(j)The Company has held and will hold its assets in its own name;
(k)The Company has maintained and will maintain an arm’s-length relationship with its Affiliates;
(l)The Company has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided, however, the foregoing shall not require any owner of the Company to make any additional capital contributions;
(m)The Company has observed and will observe in all material respects all partnership, corporate or limited liability company formalities, as applicable;
(n)The Company has not had (other than any prior loan secured by the Property, with respect to the Company), and will not have, any Indebtedness other than Permitted Indebtedness;
(o)Except in connection with the Loan Documents, the Company has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to the Loan Agreement;
(p)The Company has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;
(q)The Company has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including paying for shared office space and services performed by any employee of an Affiliate;
(r)The Company has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, and all stationery, invoices, and checks utilized by such Person or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being such Person’s agent;

(s)The Company has not pledged and will not pledge its assets for the benefit of any other Person other than Administrative Agent in connection with the Loan;
(t)The Company has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of the Company, and has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of the Company and not as a division or part of any other Person, except in each case for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (x) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Company;
(u)The Company has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(v)The Company has not made and will not make loans to any Person or hold evidence of Indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity) except that the Company, from time to time in the ordinary course of business, may agree with tenants under Leases of all or any portion of the Property to make certain tenant improvement allowances available to such tenants;
(w)The Company has not identified and will not identify its constituent partners, members or shareholders (as applicable), or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;
(x)The Company has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with the Loan Agreement;
(y)The Company has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors, managers or members, as the case may be, unless such an obligation was and is, and all such obligations are, fully subordinated to the Obligations and will not, and do not, constitute a claim against the Company in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;
(z)Except as provided in the Loan Documents, the Company does not and will not have any of its obligations guaranteed by any Affiliate;

(aa)(i) the Company shall have at least two (2) Independent Managers that shall be a duly-appointed “manager” of the Company within the meaning of Section 18-101(10) of the Act, and the Company shall not take any Bankruptcy Action (or to collude with, or otherwise assist, solicit, or cause to be solicited an involuntary Bankruptcy Action) unless (A) such Bankruptcy Action is approved by the prior unanimous written consent of all members and managers thereof (including any Independent Manager), and (B) at the time of such action the Company has at least two (2) managers who are Independent Managers (provided, however, the managers shall only have the rights and duties expressly set forth in this Agreement); (ii) upon the occurrence of any event that causes the last member of the Company to cease to be a member of the Company (other than upon an assignment by such member of all of its limited liability company interest in the Company and the admission of the transferee in accordance with this Agreement), (A) the persons acting as Independent Managers of the Company shall, without any action of any Person and simultaneously with such member ceasing to be a member of the Company, automatically be admitted as the “Special Member” (an Independent Manager in such capacity, a “Special Member”) and shall preserve and continue the existence of the Company without dissolution, and (B) without limiting the provisions of clause (A), upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the sole member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the member of all of its limited liability company interest in the Company and the admission of the transferee in accordance with this Agreement), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing to continue the Company without dissolution and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company; (iii) no Special Member may resign or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to the Company as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Manager and executed a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute member; (iv) the Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of limited liability company assets; pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company; (v) a Special Member, in its capacity as Special Member, may not bind the Company; (vi) except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company; (vii) in order to implement the admission to the Company of each Special Member, each Person acting as an Independent Manager shall execute a counterpart to this Agreement; (viii) prior to its admission to the Company as Special Member, each Person acting as an Independent Manager shall not be a member of the Company; (ix) the Company shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following (but subject to clause (ii) above): (A) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by its limited liability company agreement or the Act, or (B) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; (x) neither the bankruptcy of any member of the Company or the Special Member shall cause such member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution; (xi) in the event of dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (xii) to the fullest extent permitted by law, except as otherwise expressly provided in this Agreement, each member of the Company and the Special Members shall irrevocably waive any right or power that they might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company;
(ab)The Company shall not be permitted to take any action which, under Section 15.1(aa) of this Agreement, requires a unanimous written consent of the managers of the Company unless at the time of such action there shall be at least two (2) Independent Managers serving in such capacity as required by the terms hereof; (ii) no Independent Manager may be removed or replaced except for Cause; (iii) any resignation, removal or replacement of any Independent Manager shall not be effective without five (5) Business Days prior written notice to Administrative Agent accompanied by a statement as to the reasons for such removal, the identity of the proposed replacement Independent Manager, and a certificate that the replacement Independent Manager satisfies the applicable terms and conditions of the definition of “Independent Manager”; (iv) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Managers shall consider only the interests of the constituent owners of the Company and the Company (including its creditors) in acting or otherwise voting on a Bankruptcy Action (which such fiduciary duties to the owners of the Company and its creditors, in each case, shall be deemed to apply solely to the extent of their respective economic interests in the Company exclusive of (A) all other interests, (B) the interests of other affiliates of the owners of the Company and the Company, and (C) the interests of any group of affiliates of which the owners of the Company and the Company is a part); (v) other than as provided in clause (iv) above, to the fullest extent permitted by law the Independent Managers shall not have any fiduciary duties to any owners of the Company, any directors or managers of the Company, or any other Person; (vi) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (vii) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to the Company, any owners of the Company, or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct;
(ac)The Company has complied and will comply with all of the terms and provisions contained in its organizational documents;
(ad)The statement of facts contained in its organizational documents are true and correct and will remain true and correct;
(ae)Administrative Agent is an intended third-party beneficiary of Sections (a) through (ff) herein;
(af)The Company has not and will not consent to any other Person (i) operating its business in the name of the Company, (ii) acting in the name of the Company, (iii) using the Company’s stationery or business forms, (iv) holding out its credit as being available to satisfy the obligations of the Company, (v) having contractual liability for the payment of any of the liabilities of the Company (except pursuant to the limited extent provided under the Loan Documents), or (vi) failing to at all times specify to all relevant third parties that it is acting in a capacity other than as the Company.
“Cause” means, with respect to an Independent Manager, (a) acts or omissions by such Person that constitute willful disregard of such Person’s duties under the applicable agreements, (b) that such Person has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Person, (c) that such Independent Manager is unable to perform his or her duties as an Independent Manager due to death, disability, or incapacity, (d) that such Independent Manager no longer meets the definition of “Independent Manager” or (e) that the fees charged by such Person are materially more than is otherwise customary in the market.
“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc. (or its affiliate NRAI Entity Services, LLC), Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers, another nationally-recognized company approved by Administrative Agent, in each case that is not an Affiliate of the Borrower Parties and that provides professional independent directors and independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager of the Company, and for the five-year period prior to his or her appointment as an Independent Manager has not been and during the continuation of his or her serving as an Independent Manager will not be, any of the following:
(a)a member (other than a Special Member), manager, director, trustee, officer, employee, attorney, or counsel of any of the Borrower Parties or their Affiliates (provided that such person may be an Independent Director or Independent Manager of the Company as long as they are not a member, manager, director, trustee, officer, employee, attorney, or counsel of any other Borrower Party or Affiliate of a Borrower Party, except that a Person who otherwise satisfies the definition of Independent Director or Independent Manager other than this subparagraph (a) by reason of being the independent director or independent manager of a “special purpose entity” that is an Affiliate of the Company shall not be disqualified from serving as an Independent Manager of the Company if such Person is either (i) a professional independent director or independent manager or (ii) the fees that such individual earns from serving as independent director or independent manager of Affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year);
(ag)a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with any Borrower Party or any Affiliate of a Borrower Party (other than an independent manager or independent director provided by a nationally-recognized company that routinely provides professional independent directors or independent managers and other corporate services to any Borrower Party or any Affiliate of a Borrower Party in the ordinary course of business);
(ah)a direct or indirect legal or beneficial owner in any Borrower Party or any Affiliate of a Borrower Party;
(ai)a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above; and
a Person Controlling or under the common Control of anyone listed in (a) through (d) above.
Section 15.2.Repayment of the Loan.
Upon satisfaction in full of the payment obligations set forth in the Loan Agreement, (a) this Article 15 shall be null and void and have no further force and effect and (b) the Independent Managers shall be automatically removed as the Independent Managers of the Company without any further action by any Person.

ARTICLE 16.

GENERAL PROVISIONS
Section 16.1.Addresses and Notice.
Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to such Member or Assignee at the address set forth in Exhibit A or such other address of which such Member shall notify the Manager in writing.
Section 16.2.Titles and Captions.
All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement. Except as specifically provided otherwise, references to “Exhibits” are to Exhibits of this Agreement and incorporated herein by reference.
Section 16.3.Pronouns and Plurals.
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 16.4.Further Action.
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 16.5.Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 16.6.Creditors.
The provisions of this Agreement are solely for the purpose of defining the interests of the Members, inter se; and no other Person (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement; provided, that Indemnitees are intended third-

party beneficiaries of Section 7.7. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any Debt or other obligation of the Company or any of the Members.
Section 16.7.Waiver.
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 16.8.Counterparts.
This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing his or its signature hereto.
Section 16.9.Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.
(b)Each Member and Assignee hereby (i) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) to the fullest extent permitted by law, irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) to the fullest extent permitted by law, agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member or Assignee at such Member’s or Assignee’s last known address as set forth in the Company’s books and records, and (iv) to the fullest extent permitted by law, irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
Section 16.10.Invalidity of Provisions.
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 16.11.Entire Agreement.
This Agreement and any Vesting Agreements contain the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto. Notwithstanding anything to the contrary in this Agreement, the Members and Assignees hereby acknowledge and agree that the Manager, on its own behalf and/or on behalf of the Company (subject to Section 7.1(a)), without the approval of any Member, may enter into side letters or similar written agreements with any Member, which have the effect of establishing rights under, or altering or supplementing, the terms hereof, as negotiated with such Member. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.
Section 16.12.Legal Counsel Relationships.
The Members acknowledge and agree that Winston & Strawn LLP has only represented the Adviser, NHT, NHT Intermediary, LLC and NHT Holdings in connection with this Agreement and the other transactions related hereto (the “Transactions”). Each Member, other than NHT Holdings, is relying solely on his or its own tax and legal advisors, and not Winston & Strawn LLP, with respect to the tax and other legal aspects of his, her or its investment in the Company. Further, except for Winston & Strawn LLP’s representation of the Adviser, NHT, NHT Intermediary, LLC and NHT Holdings with respect to the Transactions, or as may otherwise expressly be agreed in writing by Winston & Strawn LLP, in no event shall an attorney-client relationship exist between Winston & Strawn LLP on the one hand and any other Member and/or their Affiliates, on the other hand. The Members further agree and consent that Winston & Strawn LLP shall be permitted to render legal advice and to provide legal services to any Member or the Company from time to time, and each Member covenants and agrees that such representation of a Member or the Company by such firm from time to time shall not disqualify such firm from providing legal advice and legal services to their respective client Members or Affiliates in matters related or unrelated to this Agreement.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
INITIAL MEMBER AND MANAGER:
NHT OPERATING PARTNERSHIP GP, LLC
By: /s/ Jesse Blair_______________________
Name: Jesse Blair
Title: Sole Member

[SIGNATURE PAGE TO AMENDED AND RESTATED LLC AGREEMENT OF NHT OPERATING PARTNERSHIP, LLC]

INDEPENDENT MANAGERS:
/s/ Ricardo Beausoleil____________________
Ricardo Beausoleil
/s/ Steven P. Zimmer ____________________
Steven P. Zimmer

[SIGNATURE PAGE TO AMENDED AND RESTATED LLC AGREEMENT OF NHT OPERATING PARTNERSHIP, LLC]

MEMBERS:
NHT HOLDINGS, LLC
By: /s/ James Dondero___________________
Name: James Dondero
Title: Manager
NEXPOINT REAL ESTATE OPPORTUNITIES, LLC
By: /s/ Brian Mitts_______________________
Name: Brian Mitts
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED LLC AGREEMENT OF NHT OPERATING PARTNERSHIP, LLC]

MEMBERS:
NHT HOLDINGS, LLC
By: /s/ James Dondero___________________
Name: James Dondero
Title: Manager
NEXPOINT REAL ESTATE OPPORTUNITIES, LLC
By: /s/ Brian Mitts_______________________
Name: Brian Mitts
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED LLC AGREEMENT OF NHT OPERATING PARTNERSHIP, LLC]

For the limited purposes set forth herein, and not as a Member:
NEXPOINT HOSPITALITY TRUST
By: /s/ Brian Mitts______________________
Name: Brian Mitts
Title: Corporate Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED LLC AGREEMENT OF NHT OPERATING PARTNERSHIP, LLC]

As an individual for the limited purpose of Section 4.8, and not as a Member:
/s/ Jesse Blair_______________________
[SIGNATURE PAGE TO AMENDED AND RESTATED LLC AGREEMENT OF NHT OPERATING PARTNERSHIP, LLC]

EXHIBIT E
CONSTRUCTIVE OWNERSHIP DEFINITION
The term “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. Generally, as of the date first set forth above, these rules provide the following:
a.    an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents;
b.    an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company or estate is considered as owned proportionately by its partners or beneficiaries;
c.    an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a “grantor trust” the Ownership Interest will be considered as owned by the grantors);
d.    if 10% percent or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;
e.    an Ownership Interest that is owned, actually or constructively, by or for a partner or member which actually or constructively owns a 25% or greater capital interest or profits interest in a partnership or limited liability company, or by or to or for a beneficiary of an estate or trust shall be considered as owned by the partnership, limited liability company, estate, or trust (or, in the case of a grantor trust, the grantors);
f.    if 10% or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such person;
g.    if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;
h.    an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as actually owned by such person; provided, however, that (i) an Ownership Interest constructively owned by
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an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another person the constructive owner of such Ownership Interest, (ii) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (e) or (f) shall not be considered as owned by it for purposes of applying paragraphs (b), (c), or (d) in order to make another person the constructive owner of such Ownership Interest, (iii) if an Ownership Interest may be considered as owned by an individual under paragraph (a) or (g), it shall be considered as owned by him under paragraph (g), and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any shareholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.
i.    For purposes of the above summary of the constructive ownership rules, the term “Ownership Interest” means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

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